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                                                                     Exhibit 4.1

                       Certificate of Ownership and Merger

                                     Merging

                           Sirius Satellite Radio Inc.

                                      into

                                  CD Radio Inc.



                           ---------------------------

                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

                          ----------------------------


                  CD Radio Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware:

                  DOES HEREBY CERTIFY:

                  FIRST: That the Corporation owns all of the outstanding shares of common stock, par value $.01 per share, of Sirius Satellite Radio Inc., a Delaware corporation ("Sub"), and Sub has no class of stock outstanding other than said common stock.

                  SECOND: That the Corporation, by resolutions of its Board of Directors, duly adopted on November 11, 1999 at a meeting of its Board of Directors, determined to merge Sub with and into the Corporation pursuant to
Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), with the Corporation as the surviving corporation (the "Merger"). The resolutions authorizing the Merger are as follows:

                  "WHEREAS, the Corporation now owns 100 shares of common stock, par value $.01 per share, of Sirius Satellite Radio Inc., a Delaware corporation ("Sub"), which shares constitute all of the issued and outstanding capital stock of Sub; and

                  WHEREAS, it is deemed advisable that Sub merge with and into the Corporation (the "Merger");

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby authorizes the Merger, with the Corporation to be the surviving corporation (the "Surviving Corporation") in such Merger; and further

                  RESOLVED, that the Merger shall become effective (the "Effective Time") upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with the provisions of Sections 103 and 253 of the DGCL; and further

                  RESOLVED, that the terms of the Merger are as follows:

                  (a) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of common stock, par value $.01 per share, of Sub outstanding immediately prior to the Effective Time shall be canceled.

                  (b) Name of Surviving Corporation. At the Effective Time and without any further action on the part of the Corporation or Sub, the name of the Surviving Corporation shall be




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         changed to "Sirius Satellite Radio Inc."

                  (c) Certificate of Incorporation and By-Laws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Corporation or Sub, the Certificate of Incorporation and By-Laws of the Corporation shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, except that all references therein to "CD Radio Inc." shall hereinafter be deemed to refer to "Sirius Satellite Radio Inc."

                  (d) Directors and Officers of the Surviving Corporation. The directors and officers of the Corporation immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

                  ; and further

                  RESOLVED, that David Margolese, Chairman and Chief Executive Officer of the Corporation, and Patrick L. Donnelly, Senior Vice President, General Counsel and Secretary of the Corporation, be, and each of them hereby is, authorized and directed to make and execute a Certificate of Ownership and Merger setting forth the resolutions authorizing the Corporation to merge Sub with and into the Corporation and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things, whether within or without the State of Delaware, which may be in any way whatsoever necessary or proper to effect the Merger; and further

                  RESOLVED, that all actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects."

                  THIRD: That the Merger shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware in accordance with the provisions of Sections 103 and 253 of the DGCL.

                  IN WITNESS WHEREOF, CD RADIO INC. has caused this Certificate of Ownership and Merger to be signed by Patrick L. Donnelly, its Senior Vice President, General Counsel and Secretary, this 18th day of November, 1999.



                                       CD RADIO INC.

                                       By:   /s/ Patrick L. Donnelly
                                           -------------------------------------
                                       Name:       Patrick L. Donnelly
                                       Title:      Senior Vice President,
                                                   General Counsel and Secretary